SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAND AND BUILDINGS CALLS ON MGM RESORTS TO FORM A COMMITTEE AND ENGAGE AN INDEPENDENT FINANCIAL ADVISOR TO EVALUATE OPTIONS TO CREATE LONG TERM SHAREHOLDER VALUE

MGM Stock Returns Have Materially Underperformed Proxy Peers Over 1-, 3-, 5-, and 10-Year Periods

Land and Buildings’ Four Independent, Highly-Qualified Director Nominees Have the Experience and Fresh Perspective Needed to Exert Effective Board Stewardship

Stamford, CT— (April 1, 2015) – Today Land and Buildings Investment Management LLC released a public letter to Roland Hernandez, Lead Independent Director of MGM Resorts International (NYSE: MGM) (“MGM” or the “Company”), calling on him to take the necessary steps to unlock shareholder value at MGM, namely by forming a special committee and engaging an independent financial advisor to evaluate options to enhance shareholder value.

The full text of the letter is as follows:

April 1, 2015

Roland Hernandez

c/o MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Dear Mr. Hernandez:

Land and Buildings Investment Management LLC (“Land and Buildings” or “L&B”), an investment manager specializing in publicly traded real estate and real estate related securities, believes new highly regarded independent directors are critical to driving real change and maximizing shareholder value at MGM Resorts. Notably, MGM total shareholder returns have materially underperformed proxy peersi over the trailing 1-, 3-, 5-, and 10-year periodsii, which Land and Buildings attributes to a host of factors, including deficiencies in capital allocation and balance sheet management. In addition to underperforming its peers, MGM trades at a material discount to NAV – in our view demonstrating that investors have long been skeptical of the current Boardroom and management team’s ability to fully realize the Company’s potential.

Land and Buildings proposes to refresh and substantially strengthen MGM’s Board, and has nominated a slate of independent, highly-qualified individuals who are ideally positioned to take a fresh look at the best ways to create value for stockholders at MGM.

Land and Buildings Nominees Have the Right Expertise and Can Exert the Effective Oversight That Has Been Lacking

MGM has a poor track record in exactly the areas we think our nominees are most experienced and can best help: real estate expertise, balance sheet management and capital allocation. Our nominees will not only seek to ensure that the Company takes a clear-eyed assessment of the Land and Buildings REIT proposal, among others, but that MGM’s Board adopts a culture of accountability to shareholders. Given the substantial underperformance of MGM and the Company’s lackluster response to this underperformance, we believe that the addition of our independent nominees would compel the Company to take the necessary steps to close its persistent and material discount to NAV.

Land and Buildings slate of proposed nominees possess track records that speak for themselves:

  Matthew J. Hart: Former CFO and COO, Hilton Corporation (NYSE: HLT), and former CFO, Host Marriott Corporation
  Richard Kincaid: Former President and CEO of Equity Office Properties Trust
  Jonathan Litt: Founder and CIO of Land and Buildings
  Marc Weisman: Former Partner of Weil Gotshal & Manges, and former CFO of Oppenheimer & Co., Inc.

Land and Buildings Calls on Mr. Hernandez to Form a Special Committee and Hire an Independent Financial Advisor

Numerous factors make the ideal time NOW for MGM to explore unlocking the substantial value of the Company’s real estate:

  MGM is going to be a taxpayer for the first time in 2015
  Las Vegas fundamentals are especially strong
  There is an opportunity for significant debt repayment with no penalty,
  Recent examples of REIT conversions that have provided significant benefits to shareholder return

As a result, Land and Buildings calls on Mr. Hernandez to form a special committee of independent board members and hire an independent financial advisor to analyze all available options to create sustained shareholder value. Given the urgency of this situation, we believe it is imperative that this process not be delayed further and that some of L&B’s nominees be allowed to participate as an observer to the special committee on an interim basis before the 2015 Annual Meeting on May 28th.

Unfortunately, our discussions with your Chairman and CEO Jim Murren last week have demonstrated that MGM and its Chairman and CEO are steadfastly opposed to L&B’s proposed new directors despite the Company’s poor performance and the undeniable track records of our nominees. This reaction suggests to us that MGM is resisting acting with adequate urgency and indicates a boardroom culture that resists independent perspectives. We remain open to a reasonable solution with the Company that ensures that MGM will act with a renewed focus on creating shareholder value.

Sincerely,

Jonathan Litt

Founder & Chief Investment Officer

Land and Buildings

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY LAND & BUILDINGS WITH THE SEC ON MARCH 27, 2015. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

____________________

i As defined in MGM’s Preliminary Proxy Statement filed March 20, 2015

ii Trailing 10 years defined as March 16, 2005 – March 16, 2015, trailing 5 years defined as March 16, 2010 – March 16, 2015, trailing 3 years defined as March 16, 2012 – March 16, 2015, and trailing 1 year defined as March 16, 2014 – March 16, 2015; March 16, 2015 is last day prior to Land and Buildings’ public presentation regarding MGM